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Below sets forth an excerpted portion of the transcript of a meeting with Flex Ltd.’s employees hosted on July 30, 2026.

Transcript – The Flex Effect Live (All-Hands Meeting)

July 30, 2026

7:00-8:00 a.m. CT

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Incoming livestream(backup): All right. B-roll video to music plays.

Meeting Begins

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Incoming livestream(backup): Welcome, everyone, to the Flex Effect Live. I’m your host, Kara Wilson, Senior Vice President of HR and Internal Communications.

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Incoming livestream(backup): I’m delighted to join you live from our Austin headquarters, and I’m here today with the current Flex Executive Leadership Team, Ravathi Advaithi, Marco Hartung.

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Incoming livestream(backup): Kevin Crum, CFO, Hui Tan, COO, Scott Offer, General Counsel, and our lead for the Spinoff Management Office, Antoine Marcos, SVP of Finance.

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Incoming livestream(backup): Javier Borza, our CHRO, is unable to join us today [OMITTED].

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Incoming livestream(backup): The last time we were together in a forum like this was May’s Flex Effect Live, where we shared the news of our intended spinoff.

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Incoming livestream(backup): A significant amount of work has taken place since then, and there’s a good amount of work ahead of us.

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Incoming livestream(backup): I want to take this opportunity to thank all of our employees around the globe who are working on the spinoff. Thank you for your hard work. And thanks to our entire team for staying focused on achieving our goals in the first quarter.

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Incoming livestream(backup): We know there are still plenty of questions, and that’s why we’ve gathered here today.

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Incoming livestream(backup): We continue to receive questions from the Open Feedback Survey and the first Pulse Survey, which was in June. And we continue to update our FAQs that reside on the HR portal.

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Incoming livestream(backup): Today, we’ll try to answer as many of your top-of-mind questions live.

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Incoming livestream(backup): Simply enter your questions into the Q&A feature in the Zoom meeting.

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Incoming livestream(backup): So let’s get started with yesterday’s announcement about the expected executive leadership team at Flex and Spinco. My first question is for Ravathi.

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Incoming livestream(backup): The Spinco executive leadership team was announced yesterday. What are you most excited about, about this new team, and what do you think we will accomplish together? Well, thank you, Kara, for the question. First, I’ll start by saying I’m excited about both leadership teams, whether it is Spinco or Flex.

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Incoming livestream(backup): What I’m most excited about there is that we have had the ability to fill and populate two leadership teams with best talent.

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Incoming livestream(backup): most of it coming internally. It says a lot about the amount of work and effort we have put into talent management, and then the succession and bench strength that Flex has built over the last few years.

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Incoming livestream(backup): So I’m most excited about the opportunities that it has given to people across the organization to build two very, very strong leadership teams. So, that’s an exciting place for me to be. I would say, in terms of the Spinco leadership team.

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Incoming livestream(backup): The spin is going to really deal with a generational build-out of infrastructure led by what is happening with AI. So there’s going to be a significant amount of not just construction that is going to happen across the world, but technology changes that is going to power this AI build-out.

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Incoming livestream(backup): So our leadership team is built around people who can commercially be very successful, operationally scale up, but build technology that’s thinking about the future 4 or 5 years ahead of what our customers are even thinking. So if you think about the leadership team, commercially, we have Rob.

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Incoming livestream(backup): Campbell, Matthias.

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Incoming livestream(backup): and, Todd, who are going to lead our commercial teams, they all bring tremendous experience in terms of

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Incoming livestream(backup): their areas of expertise. They have great customer relationships. I’m excited about having Chris Butler in our strategy and technology role. Like I said, the technology part of the story is going to be so important, thinking years ahead for our customers.

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Incoming livestream(backup): that having Chris’s expertise to do that is the right place at the right time.

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Incoming livestream(backup): Hooey knows everything there is to know about scaling operations, and Spinco is going to be a company that is going to grow 70% and 80%. Those are very significant numbers, so having it in his safe pair of hands brings me a lot of peace.

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Incoming livestream(backup): And if you think about the functional leaders, right? Kevin, of course, has come into Flex and has had a very exciting, I would say, year plus to bring us to this point. And Spinco will all… will be about building financial systems ground up.

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Incoming livestream(backup): Whether it’s creating new standards or how we run our company, so partnering with Kevin.

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Incoming livestream(backup): partnering with Scott Offer, Kara with you, as our CHRO, we really have built up a significantly experienced team to lead Spinco to where it needs to go. So I’m super excited about having the talent internally to do this, and really getting ready for the future.

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Incoming livestream(backup): Thanks, Ravathi. It is an exciting time.

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Incoming livestream(backup): Michael, the next question is for you. When you think about the leaders in your new company, or remaining company, what are you most looking forward to?

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Incoming livestream(backup): Yeah, I guess the first place I would start is, what an incredible opportunity.

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Incoming livestream(backup): to create the new leadership team for Flex going forward. So, I feel so privileged to have so many options from which to choose from.

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Incoming livestream(backup): And where I landed was a combination of proven Flex leaders inside the company, rounded out with the best experts I could find to complement that talent inside the company.

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Incoming livestream(backup): And so when you think about the core of the team, we’ve promoted from within.

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Incoming livestream(backup): Andy leading legal, Mike and Dennis leading commercial. Rodrigo leading operations. These are people that are already living our culture each and every day.

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Incoming livestream(backup): They are already executing our proven playbook, and they already know our customers.

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Incoming livestream(backup): What a great comfort it is to start from a core strength like that.

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Incoming livestream(backup): We also have one more role to fill, our Chief Financial Officer role, and now that we’ve announced our respective teams, we can accelerate that progress, but rest assured, we’re not starting today. We’re well down the process and very hopeful that we’ll be able to announce our next CFO very soon.

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Incoming livestream(backup): One other thing I’d like to point out is

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Incoming livestream(backup): While I believe this team is the right team to execute on what we are today, I felt that we needed to bring in additional expertise to help lead us to where we want to be in the next 5 years, to execute that vision.

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Incoming livestream(backup): And so I felt the need to create a new role on the executive staff. And we’re calling that the Chief Business Transformation Officer.

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Incoming livestream(backup): And that role is specifically designed to help one person lead the strategy to execute the vision.

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Incoming livestream(backup): The corporate development piece to optimize the portfolio consistent with that vision.

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Incoming livestream(backup): And then marketing to make sure we’re telling the market, we’re telling our customers and our employees what we’re up to.

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Incoming livestream(backup): And I couldn’t be more pleased to add to the team Ivan to lead that team. Ivan’s got decades of experience, private equity, consulting with companies, and a great familiarity with Flex, having worked with him for a number of years leading up to this point in time.

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Incoming livestream(backup): So I can’t tell you how confident I am in this team’s ability to lead the next chapter of Flex.

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Incoming livestream(backup): Thanks, Michael.

[OMITTED]

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Incoming livestream(backup): as Michael and Ravathi said, we now have two dedicated leadership teams to lead those businesses, so, it’s pretty dynamic times, but we’re in a really, really good spot, and I would say…

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Incoming livestream(backup): We’re actually executing this from a position of strength, the Spin. So pretty excited about that, and if you think about what we’re doing with the SPIN, and where we are with our businesses, I would say that, it sets up really well for our employees.

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Incoming livestream(backup): And so there’s a real… a lot of really great opportunity today in these businesses for employees to see new things, do new things, and to develop.

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Incoming livestream(backup): Great, thank you. Well, that’s a great lead-in to a question about our Archer project for Antoine. So this is a two-part for you. So, can you talk about the complexity of the spinoff, and also, are we on track?

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Incoming livestream(backup): Okay, so thanks for the opportunity to share more about the spin-off process.

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Incoming livestream(backup): I have… I am often asked, why is it taking so long? Okay, so I would say at its core.

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Incoming livestream(backup): Think about separating a multi-billion dollar business.

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Incoming livestream(backup): from Flex, and where it has been fairly integrated for years. So that’s the complexity, and we don’t want to…

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Incoming livestream(backup): We want to minimize disruption with the customers as well, so that’s a challenge.

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Incoming livestream(backup): But I’ll take a few examples to highlight the complexity.

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Incoming livestream(backup): The number one is the…

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Incoming livestream(backup): separation of our plant network. So, as you know, Flex has about 80 plants globally, so the good thing about 90% of these are already dedicated to one or the other business.

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Incoming livestream(backup): But for the ones that are commingled, it is extremely complex. So we are talking about moving production lines, buildings, warehouses, people who have different access rules, so it’s extremely complex, and it takes time to execute for sure.

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Incoming livestream(backup): The second, complexity is around IT. So, Flex has been living under a very integrated ERP infrastructure for many, many years.

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Incoming livestream(backup): So when you think about separating, it becomes extremely challenging on the timeline we had. So we decided to go through what we call a logical separation.

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Incoming livestream(backup): Which is basically carving out the ERP that will support the new infrastructure. And we’ll be living under the same Flex House, but through transitional service agreement for a period of time.

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Incoming livestream(backup): And then I will take… I will talk about purely cut-over plans. So when you think about…

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Incoming livestream(backup): transitioning over your business to a new landscape. Even though I said only a few sites are really commingled, the reality is you’d still have to create about 30

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Incoming livestream(backup): operational legal entity globally that will be bringing in all the new business. So it means transferring assets, people, processes.

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Incoming livestream(backup): to enable the new company to operate as a standalone organization. And this is extremely complex, of course.

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Incoming livestream(backup): So, I will say, finally, what I want to highlight is, the fact that it’s, it’s a Flex Global effort, so there is a big PMO team in place. About 100 people are fully dedicated.

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Incoming livestream(backup): But when I think about the last mile, which is executing on-site separation, UAT testing, leaning.

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Incoming livestream(backup): heavily on GBS. It’s all part of the Global Flex organization to help us execute, so I want to say thank you to the broader team.

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Incoming livestream(backup): In terms of, how are we tracking, we are… we are tracking, I would say, well, we are making a lot of progress. There are areas where things are taking longer than we planned initially, but it’s not surprising for a spin-off of this scale.

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Incoming livestream(backup): If I think about the next, critical milestone, we are going to enter into some waves. You’ll hear about the concept of waves, waves in, August 31st, September 28th, November 2nd.

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Incoming livestream(backup): This is when we are going to move people and our businesses into the legal entity where they would be part of. So it’s an important transition.

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Incoming livestream(backup): And from now to the wave date, we need to execute on what I just said, separation, sides, separating sites, standing up ERP, transition service agreement.

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Incoming livestream(backup): All the work needed by legal and finance to prepare for the spin-off, for the legal spin-off.

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Incoming livestream(backup): And when we get to November, what is important after the November wave, we will be able to see

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Incoming livestream(backup): for the first time, how Spinco operates as a standalone organization, still under the Flex roof, which is great. Give us the ability to see if everything we have been working on is effectively happening.

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Incoming livestream(backup): And you can see the processes are working, you can deal with customers, process POs with vendors, and so on. Really transact as a standalone company, but still under Flex, and give us a couple of months to test processes, closing cycle, reporting before we go live.

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Incoming livestream(backup): So, we are tracking, we have a roadmap, we have critical milestones, we have been hitting, but the next wave will be critical, for sure. Antoine, why is it taking so long? Okay, that was clear as to why it’s taking so long. Thank you.

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Incoming livestream(backup): The next question is for Hui.

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Incoming livestream(backup): So, can you tell me, when will all of our team members know whether they’re going to Flex or Spinco, and when will the reporting changes happen?

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Incoming livestream(backup): So, Kara, I think it’s one of the most asked questions when I go… when I travel our global networks globally, right, to go all our sites. So, I think to start, when you hear about Antoine talk about the complexity of how we separate the sites, it’s definitely a lot of work.

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Incoming livestream(backup): So, we want to ensure both companies the org design is thoughtful and clear.

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Incoming livestream(backup): So, we have a lot of things that we have to do, and we should get there before the wave 1 starts, which means that we will be able to communicate this by the end of August.

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Incoming livestream(backup): Now, that being said, the complexity is also not that high. If you look at, from a manufacturing bucket, we have 84 sites globally.

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Incoming livestream(backup): We only have a handful of 5 or 6 sites that are heavily commingled. Those are the ones that we have to sort out.

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Incoming livestream(backup): But really, the other 80 sites that are going to remain or conveyed are pretty clear and straightforward.

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Incoming livestream(backup): Now, the other part that would be also pretty straightforward is the BU functions. If you look at it, you know, we already acted in 3 BUs, as we conveyed… as we spoke about in the last earnings, prior earnings, right? And then we have

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Incoming livestream(backup): the functions in corporate, which has a bit more work, because those are the ones that, you know, we’re talking about 150,000 employees that we’re working on.

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Incoming livestream(backup): But stay tuned, we’ll definitely get there, we’re on track. By end of August, we should be able to, go announce to the team, and we need that definitely before the wave one, as Antoine said, starts.

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Incoming livestream(backup): And the second part to that question was about the reporting changes, and I can actually answer that one for us.

So, we will be changing all the reporting structurings at the beginning of November. It will be a one-time shoot that we switch everybody over. That’s also asked a lot.

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Incoming livestream(backup): The next question is for Scott. So, from a legal standpoint, what are the most complex separation challenges we’re navigating right now? And what should employees understand about how those are being managed? Okay, thank you. Yeah, so,

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Incoming livestream(backup): I was trying to think of a good analogy, and I was thinking, because we’re Europeans, maybe it’s like.

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Incoming livestream(backup): I’m making an omelette to do this, but it’s not really like that, because a lot of it, a lot of the ingredients are already separate, so it’s more like a patchwork.

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Incoming livestream(backup): a quilt that’s patchwork, and you’re gonna make it into two separate quilts. And to do that, you have,

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Incoming livestream(backup): You have to unpick a lot of the legal entity work, you have to… we have our suppliers.

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Incoming livestream(backup): We have our customers, and all those are on contracts, and you have to create the vehicles into which the assets and liabilities go.

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Incoming livestream(backup): And then you have to create two boards, so it’s very exciting. I’ve done this before, and Antoine’s done this before, so this is not new.

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Incoming livestream(backup): The, the employee… there’s employee, issues with…

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Incoming livestream(backup): Consultation around the world, as the employees are being moved

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Incoming livestream(backup): potentially into new entities. So, as Antoine said, we’re on track, and importantly, both companies must be healthy. So…

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Incoming livestream(backup): the assets and liabilities as they get with working with Kevin and team, as they get

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Incoming livestream(backup): Distributed, that’s being done in a thoughtful way.

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Incoming livestream(backup): And, and also we have intercompany agreements. There’ll be some transition agreements, there’ll be some, long-term supply agreements, and so all those have to be put in place. And, and there’s a lot of it’s

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Incoming livestream(backup): behind-the-scenes work, so it’s sort of not really visible, but very important, and, you know, I want to say thank you to everyone who’s been working on it, so… But, and we are on track.

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Incoming livestream(backup): Thanks, Scott.

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Incoming livestream(backup): Another, hot topic question for Hui that’s asked a lot, where are the corporate offices going to be located? Fun question. Yes. Right. Let me start with the known, right? Flex.

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Incoming livestream(backup): The Flex corporate headquarters is gonna remain as in… still in this tech park here, as we… where we’re taking the shoot today.

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Incoming livestream(backup): and the… San Jose office or Santa Clara office for Flex would remain.

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Incoming livestream(backup): Then, for Splinco, we’re gonna be located at the domain, which is really close by here.

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Incoming livestream(backup): And then, we’ll also be located, for the…

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Incoming livestream(backup): Spinco office will be also located in Santa Clara.

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Incoming livestream(backup): And actually, Augustland Road, which is a fun location, too. And the proximity between the two locations are close, and we’re gonna be fairly close neighbors.

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Incoming livestream(backup): Which enables us to be connected still.

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Incoming livestream(backup): That’s so great. I know many employees are asking what their commutes are gonna look like, and it’s really comforting to know that they’re gonna be really close to where they work today, so that’s fantastic.

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Incoming livestream(backup): Another hot topic question for Ravathy that everyone wants to know. Is there an update on the name of Spinco, and when will we find out?

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Incoming livestream(backup): First I’ll say is, you know, after in the last town hall, when we asked for feedback on the name.

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Incoming livestream(backup): We got an overwhelming amount of, emails back from our employees with suggestions, so I will thank you all for that. I think at the end of today, we’re gonna play some of those so you can see.

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Incoming livestream(backup): the feedback we got. So we have landed on a name.

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Incoming livestream(backup): After a lot of hand-wringing, and I think our plan is to announce it in a couple months, because

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Incoming livestream(backup): you know, it needs to be something that’s special, right? You have to make a big deal about a name announcement, and it’s like naming a child. So there is a lot of work going on by Aaron, my… who’s my Chief of staff, in terms of, you know, making sure we land it the right way, so it’ll be a pretty significant announcement.

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Incoming livestream(backup): Hopefully in a couple months, but I can’t thank you all for coming up with ideas and then playing along with me in terms of this challenge of thinking about a cool name for our new company.

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Incoming livestream(backup): Thanks, Randhi. Everyone’s very excited to find out what it is.

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Incoming livestream(backup): Thank you all for the questions that are coming in, so I’m gonna go… these are… this is when it gets really exciting.

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Incoming livestream(backup): So, we’re gonna start with the first one, for Michael. Can you share more about the VASS organization, what that’s gonna look like in both companies? Yeah, for sure. As everybody knows, the strategy that we’ve really served as a foundation for the company has been this idea that

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Incoming livestream(backup): We can differentiate by combining EMS,

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Incoming livestream(backup): plus products, plus services. And services really references this value-added services piece, and it’s been an important part of the business for a long time, for a number of reasons.

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Incoming livestream(backup): One, it enables us to differentiate from our competition. So, we don’t limit ourselves to manufacturing things, we don’t limit ourselves to creating new products, we actually want to round those out by taking more of the value-addd supply chain.

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Incoming livestream(backup): So once we make products, we have the ability to fulfill those products, and also bring those products back for repair, refurbishment, or recycling.

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Incoming livestream(backup): We also can vertically integrate those products, and that is the idea around that organization. It creates more traction with our customers, it creates more pools of profit to make our margins better and better and better in markets that have traditionally been really competitive.

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Incoming livestream(backup): The idea going forward is.

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Incoming livestream(backup): We have a value-added services organization for both Spinco and Flex going forward, and you’ll see announcements around how we intend to split that business, but both will remain not only an existing part of our value proposition, but also a growing part as we head into the future.

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Incoming livestream(backup): Great, thanks, Michael. The next question’s for Kevin.

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Incoming livestream(backup): Our Flex stock has dropped a lot lately. Some of it is related to global politics and AI industry volatility. Where do you see Flex and Spinco value going forward? Yeah, Kevin, can you… We all want to know this guy. Yeah, that’s right.

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Incoming livestream(backup): This is where I want to point people to my blog, but I’m not gonna… I’m actually gonna answer that question. I want to pay the employee to ask that question. So, here’s what I would say about our stock price, and I think I’ve said this in other forums as well, is…

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Incoming livestream(backup): It… over time, it is a good predictor of where we’re moving. And by over time, I think you need to look over multiple quarters to really get a feel. So if you…

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Incoming livestream(backup): look at what’s happened over the last four quarters, I would say we’ve seen tremendous growth in our stock price, and what that has been is our investor base understanding what’s going on in these businesses, what

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Incoming livestream(backup): Michael’s been doing on RMS and ITS to really drive, growth and positioning against these high-value markets. People see it, they understand that’s a durable growth plan. What we’ve been doing on the CPI side as well, around…

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Incoming livestream(backup): bringing this portfolio together, starting to look at how we go to market across those businesses, and really, you know, exhibiting strong growth. So, that’s what’s happened, that’s what drove our stock price from wherever it was 12 months ago to where it is today.

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Incoming livestream(backup): In the meantime, there’s a lot of volatility, so what’s happening is people are excited. I would say both

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Incoming livestream(backup): on, Flex, the remaining business, on their exposure to AI, as well as the Spinco business, largely, at this point, has been thrown into the AI bucket. That’s fun when it runs up, like it did, sort of, coming out of May.

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Incoming livestream(backup): Up until July. It’s not so fun when the AI bucket gets dumped out a little bit, you know, from

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Incoming livestream(backup): July to wherever we are today. But what I would say is, over time.

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Incoming livestream(backup): I’m wildly confident in our ability to continue to grow and expand margins, and that’s what matters. Really what matters is not only doing that over a 12-month period, but doing it consistently. So I call it stacking quarters, and that consistency matters, too, when people think about

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Incoming livestream(backup): Our credibility as a leadership team, and our credibility in doing what we say we’re gonna do, so…

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Incoming livestream(backup): We’ve done that at Flex for the last 5 years. It’s why our stocks

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Incoming livestream(backup): continue to perform how it is, and I would say going forward, I have all the confidence in the world the business is gonna perform.

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Incoming livestream(backup): It’s gonna perform consistently, quarter by quarter. We’re gonna keep stacking quarters, and the stock price will take care of itself.

[OMITTED]

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Incoming livestream(backup): Great, thanks, Michael. Next question’s for Ravathi. How confident are you that the demand forecast underpinning this current wave of AI infrastructure spending will hold up over the long term? Is Spinco more heavily exposed to a potentially high-risk market where AI infrastructure could ultimately be overbuilt?

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Incoming livestream(backup): Yeah, I would start by saying that, if you step back and think about what’s really driving the AI infrastructure build-out and the need for more compute.

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Incoming livestream(backup): I think the idea is pretty clear that the world is going to need significant amount of compute, because what is being used today and built today is getting consumed, and you can see that demand is really outstripping

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Incoming livestream(backup): kind of ability to build out this infrastructure. So if you think about this long-term.

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Incoming livestream(backup): You know, like, AI use in healthcare has barely started. AI use in many industries, like, including industries like ours, has barely started. So you think about long-term need for how much compute is going to be required, it’s pretty significant.

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Incoming livestream(backup): So you step back from that and say, is that going to drive an infrastructure build-out? Is that going to drive a utility power build-out? The answer to all that is yes.

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Incoming livestream(backup): Now, is that going to be lumpy? If you look back in time, and any time the world has gone through significant infrastructure build-out, it has always been lumpy. There’ll be significant build-out, there’ll be pause and digestion, there’ll be build-out again.

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Incoming livestream(backup): So I think you have to step back and agree to the idea that what we’re gonna see in AI and the need for compute is going to be game-changing, and the world doesn’t have enough infrastructure to support that.

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Incoming livestream(backup): And then you have to kind of say, okay, what does it mean to us?

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Incoming livestream(backup): Our jobs is to basically find a decent amount of predictability in this lumpy market.

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Incoming livestream(backup): So, that’s why we have to put intelligence into saying, hey, is it going to be four quarters, and then is it going to be a pause? You know, how is this build-out going to occur? Well, we get it absolutely right. The answer is no, but we will continue to put intelligence into the decisions around how long does this stand? Is there going to be a pause for a year before this build-out happens?

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Incoming livestream(backup): I would say those… that kind of intelligence, based on our PSYOP process or our commercial relationship about spending time with our customers, is going to drive our decision around how are we going to invest in 2 years and 3 years. But I think the durability of this build-out is kind of hard to question right now. Just think about your lives and how much AI you’re using, and how much you are going to use it in the future.

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Incoming livestream(backup): So I think that is pretty exciting. It’s a great question, thank you.

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Incoming livestream(backup): We’ve had a lot of questions about legal entities, so I’m gonna pose this to the three gentlemen at the end of the table. So, let’s… how do we determine the legal entities for Spinco? Hui, Scott, Antoine, whoever wants to take this one.

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Incoming livestream(backup): Well, I mean, I can’t start, but I would say a big, lenz is the tax,

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Incoming livestream(backup): Tax, approach to what’s the,

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Incoming livestream(backup): What the new company will need to operate effectively on a global basis.

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Incoming livestream(backup): And, so it starts there, so it’s designing the landscape, understanding where the business is, is abhicated, of course, and then, ensuring you can,

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Incoming livestream(backup): Build effectively, what will help us

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Incoming livestream(backup): of course, support the business, but also drive cash flow back to the headquarters in an effective manner. So it’s a little bit of a combination of legal, tax, and the business that drives the way you design. Maybe I’ll help Antoine answer the HR.

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Incoming livestream(backup): side of it, right? So if you look at legal entity, it’s not only just about the entity, it also has a lot of things to do with

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Incoming livestream(backup): people employment contracts, right? As we set it up, I think one of the ones that I was recently in Malaysia, for example, right, it was…

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Incoming livestream(backup): When do we need to go, especially before the waves that we’re talking about, right? The separation, we have one end of August, and then wave two ending in November 2nd, so…

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Incoming livestream(backup): As we talk about a legal entity, it’s important that the timing is right as we separate the,

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Incoming livestream(backup): employees going from Flex going into the SPIN code entities, so when they can get the new employment contracts, and we want to actually have these, done, definitely by

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Incoming livestream(backup): the wave that we have, prescribed and when it’s going to get executed, because that’s important for us to have our employees legally in-house, in a place.

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Incoming livestream(backup): So I think that’s one, and then maybe I would also just add on legal entities, just not only about taxes and HR, they’re also the business ability to operate. So there’s a lot of things from Scott’s help and Scott’s team’s help, very important with the regional legal team, about licenses.

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Incoming livestream(backup): Right? The ability to have bonded warehouse, free trade zone, the ability to do trading licenses. So, legal entity is hot and heavy.

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Incoming livestream(backup): In operations, in legals, and definitely in finance.

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Incoming livestream(backup): Thanks, Hui.

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Incoming livestream(backup): Next question’s for Scott. From a legal and governance perspective, what do you see as the biggest challenge in preserving contractual continuity and stakeholder trust during the spinoff? And what role do you expect the legal team to play beyond managing risk?

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Incoming livestream(backup): Yeah, so I think,

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Incoming livestream(backup): you know, it’s continued trust, right, is what you’re engaged in, and with customers and suppliers, and employees, and all of us. And so, essentially, what they have to feel, everyone has to feel, is that this is…

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Incoming livestream(backup): Seamless, and there’s no real change, and…

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Incoming livestream(backup): We’re… we’re reliable as both companies. We have the right capital structure, we have the right…

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Incoming livestream(backup): people structure. So, I think the,

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Incoming livestream(backup): That’s the challenge. It’s not so much a legal challenge, it’s a continuity challenge.

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Incoming livestream(backup): And we’ve done it in a way… and it’s interesting because we were concerned initially that

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Incoming livestream(backup): customers would be… would have lots of questions, and actually most customers have accepted this, and actually welcomed it, right? That they like the focus, so… and Michael can talk about that some more, maybe, but I’d say that’s where it starts, and then from there, it’s about making sure all the plumbing works.

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Incoming livestream(backup): So, I’d say, and by the way, this is where we do need help from everyone, because

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Incoming livestream(backup): the things that, as Hooi said, you take a legal entity that you’re now doing business in, you know, a country, and you’ve put all the assets and liabilities into that entity to, let’s say.

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Incoming livestream(backup): be Spinco in Poland, right? Or Spinco in Malaysia.

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Incoming livestream(backup): now you’ve… there are… the things that catch you often are permits and licenses and, you know, the mailing address, and the… where do things get sent? So, those things, we have to take care of that, and now that people know about that.

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Incoming livestream(backup): You know, if you see those issues, and they’re a crack somewhere that needs to be filled, just…

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Incoming livestream(backup): tell the team, because we’ll be dealing with those for probably 6 months to a year afterwards, because you always do, because you say, oh, I forgot, I didn’t change… you know, it’s like when you move house, I didn’t send the change of address to these guys, the mail’s going to the wrong address, so…

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Incoming livestream(backup): But we’ve got great confidence that we have continuity, we’ll have trust, customers and suppliers.

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Incoming livestream(backup): are on board, and so… and employees increasingly will be on board as they learn more, and so we’re very confident in the future. Great. Thanks. And I’d love to add, from a customer perspective, because these things, these choices you make seem very clear.

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Incoming livestream(backup): Right? And certainly, we were very clear on the rationale for creating SpinCo.

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Incoming livestream(backup): The biggest validation of that decision, so far, from my perspective, has been the customers think so, too. The customers understand the benefits of operating as two different companies, with two different, very clear strategies.

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Incoming livestream(backup): The customers going with Spinco appreciate that we’ve acknowledged that they are in a hyper-growth environment that requires a different capital investment to support that growth.

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Incoming livestream(backup): On the other hand, the companies that are staying with Flex understand that we were doing the right things for a number of years by paying attention to those markets that yielded the highest return, and now they’re very excited that they’re now going to be the focus of our attention.

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Incoming livestream(backup): So it really is a situation of the best of both worlds, not only from our internal perspective, but being validated by the customers as well.

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Incoming livestream(backup): Thanks, Michael. We just have a few more minutes for questions, but I want to ask everyone to please continue to put your questions in the chat. If we don’t have an opportunity to answer your question today, we will put all of them in an FAQ, so please take the time to ask your question.

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Incoming livestream(backup): Next one is for Kevin. For those investors who own Flex stock, when and how will it be announced how stock will be allocated?

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Incoming livestream(backup): So that’s a good question.

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Incoming livestream(backup): the process to get there… so, every investor of Flex stock today, so if you own a share of stock today, you will get shares of Spinco. They’ll be spun out in a ratio, so let’s say you get… you have one share of Flex stock, you’re gonna get two shares, in this example, a Spinco stock.

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Incoming livestream(backup): The determination of that will occur, with the submission of our Form 10, which will occur in September. So by September, we should have that identified and announced. Excellent. Thanks so much for that.

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Incoming livestream(backup): Let’s see, a question, an HR question that I’ll take. It is, when should we start transitioning work if we know where we are going and have handovers that need to happen? So this is a very important question. If you already know where the work is coming to you from and who the work you’re handing it to, we want you to work with your HR partner and your manager to start those transitions now.

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Incoming livestream(backup): We do have some toolkits that we’re creating to help with that, and I think

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Incoming livestream(backup): When you try to think about this transition of work, and Javier said it best, it’s really like pitchers and catchers. Who are you pitching the work to, and who are you catching the work from?

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Incoming livestream(backup): So a lot more toolkits and information will be coming out about that, but please talk to your manager, and we want to use the time we have from now until November 1st to make sure we’ve got really good transitions in place

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Incoming livestream(backup): And that we are capturing everything you’re giving away and everything that you’re taking. Or we can use the logic I’m using with Michael, because every day he asks me, when can I hand this over to you? And I tell him when I’m ready. So, we can use that logic, too. I’m, I’m waiting. Keep waiting. It’s gonna be December 31st.

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Incoming livestream(backup): Another question for Michael. Yes. After the spinoff, will Flex try to re-enter the AI data center segment? In the future, will Flex and Spinco become competitors? That’s a great question, and a really easy answer.

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Incoming livestream(backup): First, post-spin, what I think many people are surprised is, we’re still in the data center business.

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Incoming livestream(backup): What we’ve spun are very specific businesses that are… really have been created to solve a very specific technical challenge in the data center.

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Incoming livestream(backup): And Ravathi explains as best, so she’ll jump in if I don’t accurately describe it, but for the most part, we created a company in Spinco to solve the thermal architecture challenge in the data center that required companies to design a combined solution of power.

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Incoming livestream(backup): cooling, and compute. And those are the precise businesses that we spun, was to solve that specific problem.

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Incoming livestream(backup): What people are surprised to learn is we still have a very meaningful business in the data center within SydFlex.

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Incoming livestream(backup): The first business we have, and I’ve talked about both of these already, but I’ll talk about them again, is you have the advanced networking business.

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Incoming livestream(backup): We’re one of the largest manufacturers of networking equipment on the planet, and will continue to be so.

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Incoming livestream(backup): High-speed switches, optical networking gear, network interfacing technologies. All of these businesses are still

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Incoming livestream(backup): positively influenced by the demand pull-through from the data center. And frankly, they’re actually catching up to the demand that’s been generated on the AI accelerator side. So, very exciting businesses for us in the advanced networking business.

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Incoming livestream(backup): I’d also point out that our energy infrastructure business is essentially the contract manufacturing business of the businesses that we spun.

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Incoming livestream(backup): We spun all the Flex IP

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Incoming livestream(backup): providing power products to the market. The critical power products, the embedded power products, those spin.

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Incoming livestream(backup): All the contract manufacturing business and capability stays with Flex.

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Incoming livestream(backup): Power generation. Power transmission, power storage.

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Incoming livestream(backup): All of those things will continue to be a growing market and are likewise positively influenced by the data center.

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Incoming livestream(backup): The most important thing about this spin is that we’ve created two companies with very clear and different strategies, such that, frankly, we shouldn’t be coming across each other in the same opportunities, because we have different objectives, different capabilities over time.

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Incoming livestream(backup): And those things will be more clearly spelled out as we go.

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Incoming livestream(backup): Great, thanks so much.

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Incoming livestream(backup): And then our last question is going to go to Hui. A lot of people want to know how GBS is going to be handled for Spinco and Flex.

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Incoming livestream(backup): Great question, right? So the thing is, GBS will continue to remain at Flex

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Incoming livestream(backup): Because the thing is, Spinco

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Incoming livestream(backup): will take time to go set our ERP, our systems, our foundation building of our system going forward. So, what’s going to happen with GBS is GBS will continue in the interim, in the 18 months of the TSA, to continue to serve both Flex and Spinco.

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Incoming livestream(backup): Great, thanks, Hui.

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Incoming livestream(backup): I know I said we were done with questions, but one more I do want to ask. I know a lot of people are asking about this. When will the next layers of leadership be announced?

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Incoming livestream(backup): And I’ll put that to Michael.

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Incoming livestream(backup): Ravey. Anybody? Or I can take it. I can tell you… I think that’s an HR question. Okay, sure. So, the next level in the commercial, organization is actually going to be announced today, so we have, org announcements that are coming out this afternoon that will talk about the next layer, and then over the next two weeks, we’ll be going through and sharing more about the functions and what those teams look like. So, yes.

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Incoming livestream(backup): Alright, Michael, any final thoughts from you?

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Incoming livestream(backup): Yeah, I have just a few more words, but really, one important message for everyone to hear, and that is, Flex is built to win.

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Incoming livestream(backup): And it’s built on a proven playbook.

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Incoming livestream(backup): It’s built on serving these high-value growth markets where solving hard problems enables us to differentiate, and most importantly, it’s built on people.

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Incoming livestream(backup): People that consistently deliver, day in and day out.

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Incoming livestream(backup): From my perspective, we have the right capabilities, and we have the right team. We’ve talked a little bit about that today, and the path forward is clear.

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Incoming livestream(backup): Execute the playbook with discipline.

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Incoming livestream(backup): Invest in these high-value markets where we can differentiate and win.

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Incoming livestream(backup): And create value.

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Incoming livestream(backup): For our customers, for our shareholders, and most importantly for our team members in every corner of the globe. Whether you’re on the line, in the lab, or in the office, this team is created and built to win.

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Incoming livestream(backup): And I’ll leave you with

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Incoming livestream(backup): Two final comments. One, I’ve never been more confident in our ability to execute this strategy going forward, and you heard me say it before, I’m gonna say it again, because I truly believe it, there’s never been a better time to be at Flex.

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Incoming livestream(backup): Thanks, Michael.

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Incoming livestream(backup): And Ravithy, over to you for final thoughts.

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Incoming livestream(backup): Well, thanks, Kara. First, just thanks, everyone, for joining us today. My team and everyone across the, the globe.

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Incoming livestream(backup): So I appreciate you taking the time to ask us all these questions. You don’t have to stop with this, just like you send me emails. Feel free to send my team emails and ask them any detailed questions you have, because I know there’s a lot on your mind.

00:52:45.380 → 00:53:05.249

Incoming livestream(backup): I’ll tell you what I’m thinking about. This is my eighth year at Flex, probably my, I don’t know, 29th or 30th employee town hall and earnings call that I’ve done in this company, and I’ll probably have one or two more with all of Flex before we move on as a two-company structure.

00:53:05.620 → 00:53:13.969

Incoming livestream(backup): I would say that we are in… operating from a real area of strength in both companies.

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Incoming livestream(backup): Flex, as Michael clearly explained to you, has a lot to do, things that we couldn’t get to, that we want to get done, because now we’ll have the investment to do it, now we’ll have the capital to do it.

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Incoming livestream(backup): We have a playbook that is absolutely disciplined. We don’t go after fun stuff because it’s cool to do. We know where we want to go. And the team’s had this strategy for a long period of time. So I have tremendous confidence in the future of Flex and what we get to recreate over and over again. And like I said about Spinco, it’s the infrastructure build-out of a lifetime.

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Incoming livestream(backup): So why wouldn’t we participate in it? Why wouldn’t we make sure that we are the leading company that customers come to when they think about this technology?

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Incoming livestream(backup): So, if you are an employee, whether it is at Flex.

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Incoming livestream(backup): or whether you’re going to be at Spinco, both companies have a significant future ahead of you. So that is what you all should be excited about.

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Incoming livestream(backup): Like I said, having done this for 8 years, I feel like we have seen everything that the world can throw at us, and I hope you have the confidence in the leadership teams that we have announced, knowing that we’ve been in this together, and we have seen everything that has come at us, and we’ve still built

00:54:30.290 → 00:54:35.319

Incoming livestream(backup): a durable company to last. Actually, two durable companies to last.

00:54:35.320 → 00:55:00.279

Incoming livestream(backup): And then the most important thing is, I would say I know we’re throwing a lot of work at a lot of people. You know, Antoine is a great example here. He’s got a day job, and he still gets to lead the Archer transfer… the Archer office, which is a significant amount of work. So there are hundreds and thousands of people across the company who are pulling double duty. But consistently, when I’ve asked you to show up.

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Incoming livestream(backup): Through these last 8 years.

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Incoming livestream(backup): Flex employees and our colleagues have been amazing at doing that, so thank you for that.

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Incoming livestream(backup): My team, my family keeps telling me, you don’t get to complain about this, because it’s your idea and you started this. I understand that, but I just want you to know how much I appreciate it, and I see the work that is required to get us to late December and where we need to be.

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Incoming livestream(backup): So, thank you again.

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Incoming livestream(backup): Please keep sending us your thoughts and your ideas, which I know you will, and keep delivering consistently, in a disciplined way, every quarter, every month. That is the most important thing I can ask from all of you, so thank you.

00:55:43.940 → 00:55:45.499

Incoming livestream(backup): Alright, I think that’s it.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipate,” “believe,” “expect,” “intend,” “may,” “plan,” “project,” “will,” and similar expressions identify forward-looking statements. These forward-looking statements include, without limitation, statements regarding the planned spin-off of our cloud and power infrastructure business into an independent, publicly traded company; the expected timing of the spin-off and the ability to complete the spin-off; the anticipated benefits of the spin-off, including enhanced strategic focus, financial flexibility, and value creation for shareholders; the expected tax-free treatment of the spin-off for U.S. federal income tax purposes; the expected future performance of each company following completion of the spin-off; management changes and leadership of each company; and statements about business strategies, growth opportunities, market position, and financial outlook for each company. These forward-looking statements are based on current expectations, estimates, and assumptions involving risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.

Risks and uncertainties related to the proposed spin-off include, but are not limited to: uncertainties as to whether the spin-off will be completed and the timing thereof; the possibility that various conditions to the completion of the spin-off may not be satisfied or waived; the possibility that the spin-off will not qualify for the expected tax-free treatment for U.S. federal income tax purposes; the risk that the spin-off may be more difficult, time-consuming, or costly than expected, including the impact on Flex Ltd.’s (“Flex”) resources, systems, procedures, and controls; the possibility that the strategic, operational, and financial benefits of the spin-off may not be achieved or may take longer to achieve than expected; the failure to obtain, or delays in obtaining, required legal, regulatory or other approvals necessary to complete the spin-off; disruption from the spin-off, including potential adverse effects on relationships with customers, suppliers, employees, and other business partners; competitive responses to the announcement or completion of the spin-off; diversion of management’s attention from ongoing business operations; the possibility of disputes, litigation, or unanticipated costs in connection with the spin-off; uncertainty regarding the financial performance of either company following the spin-off; negative effects of the announcement or pendency of the spin-off on the market price of Flex’s securities and/or on Flex’s financial performance; the ability to achieve anticipated capital structures, credit ratings, and financing in connection with the spin-off; the ability to retain key personnel; impacts of geopolitical conflicts; and any changes in general economic and/or industry-specific conditions. Additional information concerning risks relating to our business is described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and in our subsequent filings with the U.S. Securities and Exchange Commission (the “SEC”). All forward-looking statements are made as of the date hereof, and Flex assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.

Important Information and Where to Find It

In connection with the proposed spin-off, Flex intends to file relevant materials with the SEC, including, among other filings, a proxy statement on Schedule 14A that will be mailed or otherwise disseminated to shareholders of Flex seeking their approval of the spin-off-related proposals. In addition, a registration statement on Form 10 (the “Form 10”) is expected to be filed with the SEC by SpinCo with respect to its common stock. This communication is not a substitute for the proxy statement and Form 10 or any other document that may be filed with the SEC by Flex or SpinCo. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT, THE FORM 10 AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED BY EACH OF FLEX AND SpinCo WITH THE SEC IN CONNECTION WITH THE PROPOSED SPIN-OFF (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT FLEX, SPINCO, THE PROPOSED SPIN-OFF AND RELATED MATTERS. Investors will be able to obtain free copies of the proxy statement and Form 10 and other relevant documents (when they become available) that will be filed by each of Flex and SpinCo with the SEC on the SEC’s website at http://www.sec.gov. Investors also will be able to obtain free copies of the proxy statement and other relevant documents that will be filed by Flex with the SEC from the investor relations page on Flex’s website at investors.flex.com.

Participants in the Solicitation

Flex and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Flex in connection with the proposed spin-off. Information regarding Flex’s directors and executive officers and their ownership of Flex ordinary shares is contained in Flex’s proxy statement for its 2026 annual meeting of shareholders, which was filed with the SEC on June 24, 2026, including under the headings “Corporate Governance,” “Fiscal Year 2026 Non-Employee Directors’ Compensation,” “Proposal No. 1: Re-election of Directors,” “Proposal No. 3: Non-Binding, Advisory Resolution on Executive Compensation,” “Compensation Discussion and Analysis,” “Executive Compensation,” “Information about our Executive Officers” and “Security Ownership of Certain Beneficial Owners and Management.” To the extent the holdings of the Flex securities by the Flex directors and executive officers have changed since the amounts set forth in the proxy statement for its 2026 annual meeting of shareholders, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Beneficial Ownership on Form 4 filed with the SEC. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials when they are filed with the SEC in connection with the proposed spin-off. You may obtain free copies of these documents using the sources indicated above.